As Filed With The Securities and Exchange Commissionon on November 7, 2006
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          La Cortez Enterprises, Inc.
                 (Name of Small Business Issuer in Its Charter)

           Nevada                               5441                         20-5157768
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)       Identification No.)

     1010 University Avenue #1561
          San Diego, CA  92103                             (775) 352-3930
(Address of principal Executive Offices)             (Issuer's Telephone Number)

            Dan Masters
       4490 Philbrook Square
        San Diego, CA  92130                  (858) 523-1177     (858) 523-1102
(Name and Address of Agent for Service)     (Telephone Number)    (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                           Proposed       Proposed
  Class of                              Maximum        Maximum
 Securities                             Offering       Aggregate      Amount of
   to be           Amount to be         Price Per      Offering     Registration
 Registered         Registered          Share (1)      Price (2)        Fee
--------------------------------------------------------------------------------
   Common            1,900,000           $0.01         $19,000         $2.03
================================================================================
(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                           LA CORTEZ ENTERPRISES, INC.
                          1010 UNIVERSITY AVENUE #1561
                               SAN DIEGO, CA 92103
                        1,900,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of La Cortez Enterprises, Inc. and no public market exists for the securities being offered. We are offering for sale a total of 1,900,000 shares of our common stock on a self-underwritten, best effort, all-or-none basis. The shares will be offered at a fixed price of $.01 per share for a period of 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

La Cortez Enterprises is a development stage, start-up company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
                    ---------        --------        -----------        -----
Common Stock           $.01          $19,000             $0            $19,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, Dated ________, 2006

                                TABLE OF CONTENTS




SUMMARY                                                                        3
OFFERING                                                                       3
RISK FACTORS                                                                   4
FORWARD LOOKING STATEMENTS                                                     9
USE OF PROCEEDS                                                                9
DETERMINATION OF OFFERING PRICE                                                9
DIVIDEND POLICY                                                               11
PLAN OF DISTRIBUTION                                                          11
LEGAL PROCEEDINGS                                                             13
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS                            13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                14
DESCRIPTION OF SECURITIES                                                     15
INTEREST OF NAMED EXPERTS AND COUNSEL                                         15
SECURITIES ACT INDEMNIFICATION DISCLOSURE                                     15
ORGANIZATION IN THE LAST FIVE YEARS                                           16
DESCRIPTION OF BUSINESS                                                       16
PLAN OF OPERATION                                                             22
DESCRIPTION OF PROPERTY                                                       25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                25
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS                                                    26
EXECUTIVE COMPENSATION                                                        28
FINANCIAL STATEMENTS                                                          28
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
 AND FINANCIAL DISCLOSURE                                                     28

SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to La Cortez Enterprises, Inc.

La Cortez Enterprises, Inc. was incorporated in Nevada on June 9, 2006 in order to pursue our business plan of establishing chocolate shops to market and sell its chocolates wholesale and retail to patrons throughout Mexico. We have signed a commercial lease agreement for our first location in Tijuana, B.C., Mexico, to commence on October 1, 2006. We have paid a deposit of $500.00 for the location, and the rental cost will be $200.00 per month. The principal executive offices are located at 1010 University Avenue #1561, San Diego, CA 92103. The telephone number is (775) 352-3930.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the period ended September 30, 2006 report no revenues and no losses. Our independent auditors have issued an audit opinion for La Cortez which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our only asset as of the date of this prospectus is our cash in the bank of $8,345, consisting of $9,000 in cash generated from the issuance of shares to our director and $2,000 loaned to the company by the director. Our net loss for the period ended September 30, 2006 was $5,755.

OFFERING

The following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered      1,900,000 Shares of common stock, par value $.001.

Offering Price per Share      $.01

Offering Period               The shares are being offered for a period not to
                              exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds                  $19,000

Use of Proceeds               We intend to use the proceeds to expand our
                              business operations.

No. of Shares Outstanding
Before the Offering:          2,250,000

No. of Shares Outstanding
After the Offering:           4,150,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 54% of our common stock. Due to the controlling amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE COMPANY AND IS ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Maria de la Luz, the President and Director of the company, currently devotes approximately 15 - 20 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. de la Luz. She has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Ms. de la Luz intends to limit her role in her other business activities and devote full time services to La Cortez after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

THE FACT THAT WE HAVE NOT EARNED ANY REVENUES SINCE OUR INCORPORATION AND WE ARE A DEVELOPMENT STAGE COMPANY RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN OR TO ESTABLISH AND OPERATE A SUCCESSFUL BUSINESS. IF WE ARE UNABLE TO ESTABLISH AND GENERATE REVENUES OUR BUSINESS WILL FAILED AND YOU MAY LOSE YOUR INVESTMENT IN OUR COMMON STOCK.

Our company was incorporated on June 9, 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR ONLY ASSET IS $8,345 CASH IN THE BANK AND WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING FOR OUR BUSINESS PLAN. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our director for the acquisition of her shares and a small loan from her to the company. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of additional capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders or may result in a change of control.

If we are not successful in raising sufficient capital through this offering, or through alternative financing we may be forced to cease operations and go out of business and you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet opened for business and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

BECAUSE WE FACE INTENSE COMPETITION, AN INVESTMENT IN OUR COMPANY IS HIGHLY SPECULATIVE.

The retail confectionary industry is characterized by intense and substantial competition. We believe our business will have to compete with large and established gourmet chocolate retailers such as Godiva, See's, Whitman's and Ghirardelli, as well as small to medium sized chocolatiers that provide similar products.

A number of our competitors are well established, substantially larger and have greater market recognition and resources and broader distribution capabilities than we have. These existing and future competitors may be able to respond more quickly to new or changing opportunities, product and customer requirements than us and may be able to undertake more expansive promotional activities, offer more retail locations to customers and adopt more aggressive pricing policies than we will. Increased competition by these existing and future competitors could materially and adversely affect our ability to commence, maintain or expand operations.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR PRODUCTS. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND WE CANNOT ESTABLISH A RETURNING CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY FUTURE REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a selection of artisan chocolates that the public finds desirable and willing to purchase on a recurring basis is critically important to our success. We cannot be certain that the products that we will be offering will be appealing to the public and as a result there may not be any future demand for our products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our products that a public demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

DUE TO THE NATURE OF OUR PRODUCTS, WE WILL BE SUBJECT TO SPECIFIC RISKS UNIQUE TO THE RETAIL ARTISAN CHOCOLATE INDUSTRY.

Specialty retail food businesses such as ours are often affected by changes in consumer and competitive conditions, including changes in consumer tastes; national, regional and local economic conditions and demographic trends; and the type, number and location of competing businesses. Adverse publicity resulting from food quality, illness, injury or other health concerns or operating issues stemming from one of our products may adversely affect our retail operations. We, as well as our competitors, are subject to the foregoing risks, the occurrence of any of which would impair or prevent our efforts to establish and expand our operations. The occurrence of such risks may result in an investor losing their investment in our common stock.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business in the Mexican Peso. The Mexican Peso has traded in a fairly narrow range over the past several years so we currently only have limited exposure to exchange rate fluctuations. At some point in the future the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations.

RISKS ASSOCIATED WITH THIS OFFERING:

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDERS' ABILITY TO BUY AND SELL OUR STOCK.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission. She will offer the shares to her friends, relatives, acquaintances and business associates. However; there is no guarantee that she will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds will be promptly returned to the investors, without interest or deduction.

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET DOES NOT DEVELOP INVESTORS MAY HAVE DIFFICULTY SELLING ANY SHARES THEY PURCHASE IN THIS OFFERING.

There is presently no active trading market for our common stock and such a market may not develop or be sustained. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between La Cortez or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.005 per share, $.005 less than what you paid for them.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES IN THIS OFFERING.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should not purchase our common stock. We currently have no revenues and in all likelihood, expect to incur significant operating expenses for the foreseeable future, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holder of our shares.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 38% of our common stock. Due to the amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,100 cost of our Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $19,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                 $19,000
                                    -------

     Working Capital                    570
     Rent                             1,200
     Phone                              300
     Utilities                          450
     Inventory                        2,000
     Equipment                        7,500
     Bookkeeping                        450
     Remodeling                       4,500
     Staff                            1,500
     Advertising                      1,000
                                    -------

     Total Use of Proceeds          $19,000
                                    =======

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash assets and the amount of money we would need to fully implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2006, the net tangible book value of our shares was $8,845 or $.001 per share, based upon 2,250,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $19,000, the net tangible book value of the 4,150,000 shares to be outstanding will be $22,245, or approximately $.005 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,250,000 shares) will be increased by $.004 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.005 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholder will own 54% of the total number of shares then outstanding, for which she will have made an investment of $9,000, or $.004 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 46% of the total number of shares then outstanding, for which they will have made a cash investment of $19,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                         $.01
     Net Tangible Book Value Prior to this Offering          $.001
     Net Tangible Book Value after Offering                  $.005
     Immediate Dilution per Share to New Investors           $.005

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder        $ .004        2,250,000        54%            $ 9,000

     Investors in
     This Offering      $  .01        1,900,000        46%            $19,000

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of our Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between La Cortez Enterprises or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed.

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all funds collected for subscriptions in a separate bank account until the total amount of $19,000 has been received. At that time, the funds will be transferred to our business account for use in our business plans. In the event the offering is not sold out prior to the Expiration Date, all funds will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to La Cortez Enterprises, Inc.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of La Cortez Enterprises, whose one year term will expire 09/15/07, or at such a time as her successor(s) shall be elected and qualified is as follows:

Name & Address              Age     Position Date   First Elected   Term Expires
--------------              ---     -------------   -------------   ------------
Maria de la Luz             52      President,        07/25/06        09/15/07
1010 University Ave #1561           Secretary,
San Diego, CA  92103                Director

The foregoing person is a promoter of La Cortez Enterprises, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently devote an immaterial amount of time, approximately five to ten hours per week, to manage the business affairs of our company. After receiving funding per our business plan Ms. de la Luz intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

MARIA DE LA LUZ

EMPLOYMENT HISTORY

1986 - 2006
El Farol Chocolatiers, Tijuana, B.C. Mexico
Manage entire process of preparation and manufacturing of chocolates.

EDUCATION

Preparatory School Sor Juana Ines de la Cruz in Mexico City

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of La Cortez's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Title of            Name &                       Amount &             Percent
 Class             Address                    Nature of owner          Owned
 -----             -------                    ---------------          -----
Common      Maria de la Luz                    2,250,000 (a)            100%
            1010 University Ave. #1561
            San Diego, CA 92103

Total Shares Owned by Officers &
 Directors As a Group                          2,250,000                100%

----------
(a) Ms. de la Luz received 2,250,000 shares of the company's common stock on July 28, 2006 for $9,000 cash.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 2,250,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell her shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

La Cortez Enterprises' Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to September 30, 2006 included in this prospectus have been audited by Cordovano & Honeck, LLP, 201 Steele Street, Suite 300, Denver, CO 80206. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

The Professional Law Corporation of Daniel C. Masters, 4490 Philbrook Square, San Diego, CA 92130, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION IN THE LAST FIVE YEARS

The company was incorporated in Nevada on June 9, 2006. In July 2006 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $11,000 through the sale of common stock to our officer and director and a loan from the director. We do not have any, nor have we had any, associations with any promoters aside from Ms. de la Luz, our director, who is considered a promoter.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

We were incorporated in Nevada on June 9, 2006. We are a development stage company with essentially no revenues and a limited operating history. Our fiscal year end is December 31st.

We have a very specific business plan and are executing it as aggressively as we can with the current funding. Our director has the experience and knowledge in the artisan chocolate industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the funding to complete the plan.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

La Cortez Enterprises, Inc. intends to market and sell its chocolates wholesale and retail to patrons throughout Mexico. We intend to create and sell various gourmet candies made from chocolate. We will hand select our cocoa beans from importers throughout Mexico, Central and South America.

Chocolate was first cultivated and consumed by the Mayans and Aztecs. The Aztecs believed drinking chocolate, which was the undiluted, unsweetened liquor from the fermented cocoa beans, would bring great wisdom, understanding and energy. Its use was reserved for the ruling and priestly classes, and the cocoa beans were also used as currency. In 1492 Columbus took some of the cocoa beans back to Spain but didn't know how to process and ferment them. In 1519 Cortez took the cocoa beans and the process from the Aztecs back to Spain. The Spaniards added sugar and honey to the bitter liquid and the chocolate was kept a secret of the Spanish court for almost 100 years. In 1755 the processing of chocolate moved back to the New World when John Hanau and James Baker opened a processing house in Massachusetts, which was the beginning of the company now known as Baker's Chocolate. By the 1800s, mass production made solid chocolate candy affordable to a much broader public. The armed forces helped spread the love of chocolate worldwide. The trend first began in the late 19th century, when Queen Victoria got her soldiers hooked on chocolate by sending them chocolates as gifts for Christmas. But the popularity of chocolate candy bars really skyrocketed after World War I, when chocolate was part of every United States soldier's rations. By 1930, there were nearly 40,000 different kinds of chocolate. New processes and machinery have improved the quality of chocolate and the speed at which it can be produced. However, cacao farming itself remains basically unaltered. People grow cacao in equatorial climates all around the world today using traditional techniques first developed by the Mayans. Cacao is still harvested, fermented, dried, cleaned, and roasted mostly by hand.

Paralleling the shift to high-quality products in wine, coffee and cheese consumption, consumers are coming to appreciate the tremendous differences between finely produced artisan and gourmet chocolates and the mass produced varieties.

According to The Gourmet Retailer Magazine (www.gourmetretailer.com June 1,
2006), "Gourmet chocolate is expected to experience delicious growth over the next four years. Indeed, it is expected to become a nearly $1.8 billion market. According to market analysts and manufacturers, consumers are seeking better-quality chocolate at a variety of market levels. According to PACKAGED FACTS, gourmet chocolate accounts for roughly 10 percent of overall chocolate sales and is growing faster than the chocolate market. Information Resources Inc.-tracked retail sales of gourmet chocolate at $310.8 million in 2005, a strong 20.2-percent growth over 2004. During the period from 2001 to 2005, the market experienced a compound annual growth rate of 10.5 percent. In comparison, overall chocolate candy sales grew by a compound annual growth rate of 1.8 percent during the same period. Researchers consider gourmet chocolate, by definition, different from normal chocolate varieties mainly due to their ingredients and the production process. Normally, the chocolate categories are categorized based on the cocoa origin, level of cocoa content, the craftsmanship involved in chocolate making and the type of packaging.

Trends in the confectionery field, predicted by National Confectionary Association analysts, include limited editions, dark chocolate, high-end and gourmet selections, high cocoa content chocolates and single-origin chocolates. Artisan chocolates, normally offered by small manufacturers in a handcrafted or handmade process, have become a niche in the gourmet chocolate market due to their exclusive offerings. Chocolate makers are continually experimenting with exotic flavors and ingredient mixes. North American consumers are now following in the footsteps of European consumers who are more likely to enjoy gourmet chocolate as part of their daily routine and not just during a special occasion. The same self-indulgence phenomenon that's causing people to spend three or four dollars on a cup of coffee is driving premium chocolate sales, particularly those of the small, portion-controlled packages."

The cacao pod is the source of all chocolate. It is the fruit of the cacao tree containing the beans. The pods hang from the trunk and can measure up to 12 inches. Each pod takes 4 to 5 months to ripen and contains 30 to 50 cocoa beans. Like coffee, cocoa does not acquire its full richness and flavor until it is roasted. The amount of care given to the process of roasting will affect the quality of the end product - either cocoa powder or chocolate. When roasting is completed the beans are cooled and their thin shells removed by a winnowing machine. The husked and winnowed beans are called nibs. In order to create different flavors of chocolate many different varieties of nibs are blended to create the various flavors. It is control of these subtle mixtures that maintains quality and brings out the flavor of each particular piece of chocolate. Each high-quality variety of cocoa bean has its own individual aroma, personality, complexity, subtlety, character and tenderness.

The roasted and winnowed nibs then pass through refining mills and are ground up. The heat generated by grinding causes the cocoa butter or fat to melt and form a fine paste or liquid known as chocolate "liquor." The liquor is then sent to remove most of the cocoa butter. The cake or paste left over from this process is then made into cocoa powder. The cake then goes through several more processes in which it is crushed, milled, and finely sifted before it is ready for use.

To make milk chocolate, milk, sugar, cocoa butter and other ingredients must be added to the bitter chocolate liquor. Every type of chocolate is prepared in accordance with a completely individual recipe. The blending of various types of cocoa pastes and other ingredients determines the ultimate taste and quality of the chocolate. After the cocoa paste is blended together, cocoa butter, milk, sugar, and additional flavorings that have been carefully weighed out in accordance with the recipe are blended together by rotating kneading arms thoroughly mix all the ingredients. The result is a homogenous paste-like mixture which is pleasant to the taste but gritty to the palate.

The finished mixture again goes through another process whereby a rolling machine pulverizes the tiny particles of cocoa and sugar even further to give the chocolate a smooth texture. The paste is then transported to machines which heat and stir the paste in the last and most important part of the refining process. This allows the flavors to combine. As the paste is stirred, cocoa butter is added which makes the chocolate ready for molding. As the chocolate is turned over in the machine, a controlled amount of air ventilates the mass, allowing the full aroma and flavor to develop.

The quality of chocolate depends upon a number of factors including the kind cocoa beans used, the formulation of the ingredients, and the amount of time the chocolate machined.

To determine the quality of our chocolate we will use the following criteria:

     * APPEARANCE - Fine chocolate should be rich in color, with a smooth glossy surface. Cracked or dull-colored chocolate is an indication of poor quality.
     * SNAP - High quality chocolate should have a decisive "snap" sound with a clean break when it is broken.

     * MELT - 100% cacao-based chocolate will melt at body temperature faster than engineered chocolate with stabilized fats. Quality gourmet chocolate will begin to melt if you hold it for a few seconds.
     * AROMA - A strong robust chocolaty aroma - not one that is fruity or flowery - indicates good chocolate.
     * MOUTHFEEL - Fine chocolate should feel creamy and melt smoothly across the palate. The extra fine creamy texture is achieved by the agitation/blending of ingredients. The longer the blending process lasts the creamier the chocolate will be.
     * TASTE - The taste of high quality chocolate should be rich, sweet, and chocolaty - never harsh or bitter. You should also experience "longuer" or longevity of the flavor experience after finishing your chocolate.

We intend to make the following types of chocolate through the following processes:

     * MILK CHOCOLATE - Made of at least 10% chocolate liquor ("raw" chocolate pressed from cocoa nibs) and 12% milk solids combined with sugar, cocoa butter (fat from nibs), and vanilla. Sweet and Semi-sweet are made from 15-35% chocolate liquor, plus sugar, cocoa butter, and vanilla. This is also known as dark milk chocolate.
     * BITTERSWEET AND BITTER CHOCOLATE - Bittersweet chocolate usually contains 50% chocolate liquor and has a distinct bite to the taste. Bitter or unsweetened chocolate liquor is used in baking and is also referred to as baker's chocolate.
     * CREAMS AND VARIATIONS - Bite sized and chocolate covered. They are filled with caramels, nuts, creams, jellies, and so forth. There are three basic methods for coating chocolate onto something such as a caramel or a nut. The least expensive method is enrobing. During this process, centers are carried by conveyer belt through a machine that showers them with chocolate. The second method is called panning. Panning is accomplished by chocolate being sprayed onto the centers as they rotate in revolving pans, and then cool air is blown in the pan to harden the chocolate. The method called dipping is generally used for specialty chocolate sculptures or one-of-a-kind items because it is the most time intensive and expensive method. Artisan chocolatiers use 60% - 74% chocolate couvertures in dark chocolate ganaches and 60%
          - 66% chocolate couvertures for dipping and enrobing. Examples of some of the creams and variations we intend to make are: chewies, jellies, fruit, nuts, butter crunch, tier mints, truffles, pralines and fudge.

GLOSSARY:

COCOA BUTTER: The white fat extracted from the cocoa bean. It melts at 89 degrees, has a faint chocolate taste and is key to chocolate's creamy texture.

COCOA MASS OR COCOA SOLIDS: The combination of cocoa and cocoa butter.

COUVERTURE: Couverture is a term describing professional-quality chocolate used for dipping and enrobing chocolate. It contains a minimum of 32 percent cocoa butter.

FUDGE: A soft candy made of butter, milk, sugar and chocolate. Often other flavors or nuts are added.

GANACHE: A fine, silky, rich chocolate mixture made by combining chocolate and cream. Most often used as a filling for truffles and bonbons.

GRUE AND NIBS: Nibs are the kernels of cocoa beans, which are sometimes ground and roasted into grue.

PRALINE OR BONBON: Praline is the Belgian name for chocolates, both in French and in Flemish. The word bonbon is also frequently used in France. A praline or bonbon is a molded chocolate encapsulating a filling.

PRALINE: The e at the end of Praline distinguishes it from the praline above. A mixture of equal proportions of nuts (almonds, blanched hazelnuts, etc.) and sugar to which chocolate is then added.

SHEEN: The pleasant shine on couverture and eating chocolate. High-quality chocolate usually has a bright sheen. A chalky face may be an indication of poor quality. But it may also mean the chocolate has "bloomed" which means it has been exposed to extreme temperatures - from hot to cold to hot - which causes the cocoa butter to separate and rise to the surface. This does not affect the taste.

TRUFFLE: A confection made of chocolate, sugar, butter and sometimes a few drops of liqueur, shaped into balls and often coated with cocoa.

We will require the proceeds from the offering, along with our cash on hand, to commence and continue operations during our first year. We believe the funding, together with revenues we anticipate and hope to receive during our first year, will allow us to continue in business.

However, there is absolutely no assurance of this because of the uncertainties we know we face as a start-up or development stage entity, and we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. Aside from the verbal agreement we have with our director to provide limited funds to complete our registration process in the event we experience a shortfall of funds, we have no commitments from commercial lenders or anyone else to provide any additional funding, if needed.

To date, our efforts have been concentrated on the investigation and planning stages of our proposed business. Our director has gathered information about the specialty chocolate business and has been involved in a search for and analysis of available, suitable locations for a retail shop and has also been involved in lease negotiations. There is absolutely no assurance that we will be successful in this venture.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

La Cortez plans to utilize its management's background in the gourmet chocolate industry to offer our products to patrons through retail locations located across Mexico.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

We have no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The retail chocolate industry is characterized by intense and substantial competition. We believe our business will have to compete with large and established gourmet chocolate retailers such as Godiva, See's, Whitman's and Ghirardelli, as well as small to medium sized chocolatiers that provide similar products. A number of our competitors are well established, substantially larger and have greater market recognition and resources and broader distribution capabilities than we have. We are a relatively small retailer and our position in the industry as a whole is insignificant. Locally, we will compete against a number of nearby retail outlets, including national retailers. Such competitors have substantially greater resources and expertise than we do and significant competitive advantages over us.

High quality chocolate begins with cacao bean. Cacao bean prices are determined on worldwide commodity markets and are constantly fluctuating based on a number of political and economic factors. We can only acquire chocolate at whatever the prevailing price in such markets is at the time. We can only price and sell our products to the public at competitive prices determined in retail markets. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed and investor will likely lose their money.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have not yet identified principal suppliers or sources for raw materials. We will utilize our management's background to identify the suppliers of our chocolate and the other products we will use to produce our finished products. We intend to hand select our chocolate after taste testing samples from various suppliers.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in Mexico.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation.

NUMBER OF EMPLOYEES

Our only current employee is our officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. Ms. de la Luz intends to work on a full time basis when we have raised capital per our business plan. Our business plan calls for the hiring of 2 new employees over the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

We have generated no revenues since inception and have incurred no expenses as of August 31, 2006.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2006. For detailed financial information, see the audited financial statements included in this prospectus.

     Balance Sheet Data:                 08/31/06
     -------------------                 --------
     Cash                                $ 8,345
     Total assets                        $ 8,845
     Total liabilities                   $ 5,600
     Shareholders' equity                $ 8,845

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. The first six months of our business plan we will be concentrating on completing our Registration Statement and obtaining the required investment capital. We expect that we will only be able to complete the first four months of our business plan without those additional funds. In order to fully implement our business plan for the remaining three months we would require the $19,000 from this offering. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as remodeling, inventory and advertising while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to La Cortez. To date, the director has loaned $2,000 to the company, the loan is interest-free and there are no specific terms of repayment.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in the notes to our accompanying financial statements, our lack of any guaranteed sources of future capital creates substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

As of the date of this filing, we have taken the following steps: developed our business plan, determined the market in which we intend to open our first location as Tijuana, Baja California, Mexico. La Cortez has signed a commercial lease agreement to commence on October 1, 2006 and will continue month-to-month thereafter. We will have to pay a deposit of $500.00 in September for the location. The monthly rent will be $200.00.

We are now in the process of registering our securities with the Securities and Exchange Commission in order to raise funds to implement our business plan. Our business plan includes a need for cash of $28,000, including the cost of our registration statement.

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

Our director has outlined the following milestones for our business plan. They are estimates only. The number of employees, remodeling costs, inventory and other projected milestones are approximations only, and are subject to adjustments based upon the requirements of the business and costs of those requirements. In addition to the monthly expense amounts budgeted we will set aside $1,500 in working capital. As a contingency, for possible expense overruns, we will have the $2,000 available to us that the director has loaned the company

SEPTEMBER 2006:

We paid a deposit on our storefront of $500. Our total cost for the month of September was $500. Sufficient capital exists to reach proposed operational milestones.

OCTOBER 2006:

Our first month's rent on our storefront was $200. Our director was paid $500 for salary. Our director has begun plans for build out of our first store. Our total cost for the month of October was $700. Sufficient capital exists to reach proposed operational milestones.

NOVEMBER 2006:

Our director will complete the plans for the build out of our store front. Our costs of operations for the month of November will also include $500 for officer salary and $200 for rent. Our total cost for the month of November is estimated to be $700. Sufficient capital exists to reach proposed operational milestones.

DECEMBER 2006:

Our director will begin formulation of chocolate recipes. The expense of operations for the month of December includes $500 for officer salary, $200 for rent. Our total costs and expenses for the month of December are estimated at $700. Sufficient capital exists to reach proposed operational milestones.

JANUARY 2007:

During this month, we will begin the build out phase of our plan. We will paint, change flooring, fixtures, and windows. We will spend $1,500 on build out costs in December. We will also arrange for our vendor relationships and suppliers. Our director will purchase $500 for chocolate and other recipe ingredients in order to begin taste testing of our proposed various chocolate products. Our expenses for operations for the month January will include $200 for rent, officer salary $500, $500 for inventory, and $1500 for build out costs. The total costs and expenses for the month of January are estimated to be $2,700. Sufficient capital exists to reach proposed operational milestones.

FEBRUARY 2007:

We will continue our build out phase of our plan at a cost of $1,500. We intend to spend $1500 for furniture and equipment for our store during the month of February. We intend to furnish the establishment and begin interviews with potential staff. The expenses of operations for the month of February include $200 for rent, officer salary of $500, $500 for inventory, a cost of $1,500 for furnishings and equipment, $1500 for build out costs. The total costs and expenses for the month of February are estimated to be $4,200. Sufficient capital exists to reach proposed operational milestones.

MARCH 2007

We plan to open for business while completing minor build out projects at a cost of $1500. We will hire two part time employees to assist our director in running the retail store. We intend to spend $2500 for equipment.

Our expenses for monthly operations for the month of March are: $200 for rent, $500 for salary, $500 for inventory, $500 for staff, and $1500 for final build out costs, $2500 for equipment. Our total costs and expenses of operations for the month of March are $5700. Funding is required for continued operations.

APRIL 2007:

In the month of April, our expenses for monthly operations are: $200 for rent, $500 for salary, $500 for inventory, $500 for staff. Our total expenses of operations for the month of April are $1,700. Funding is required for continued operations.

MAY 2007:

In the month of May, our expenses for monthly operations will be: $200 for rent, $500 for salary, $500 for inventory, $500 for staff. Our total expenses of operations for the month of May are $1,700. Funding is required for continued operations.

Total estimated costs and expenses for our operations are $18,600.

DESCRIPTION OF PROPERTY

La Cortez's principal executive office address is 1010 University Avenue #1561, San Diego, CA 92103. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs until such time as we receive funding and should remain sufficient to accommodate our requirements during the initial phases of our business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. De la Luz, the officer of the corporation, has agreed to provide the company her services and the use of her office for a monthly charge of $200.

Ms. de la Luz purchased 2,250,000 shares of the company's common stock for cash in the amount of $9,000 on July 28, 2006. The stock was valued at $0.004 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

EXECUTIVE COMPENSATION

Our current officer has received no compensation to date. Beginning in December 2006 our business plan allows for a salary for Ms. de la Luz of $500 per month, if we receive funding. The current Board of Directors is comprised of only Ms. Maria de la Luz.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
M. de la Luz     2006       -0-         -0-        -0-           -0-           -0-        -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of La Cortez Enterprises in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of La Cortez Enterprises for the period ended September 30, 2006, and related notes which are included in this offering have been examined by Cordovano & Honeck, LLP, Independent Accountants and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm..................... F-2

Balance Sheet at September 30, 2006......................................... F-3

Statement of Operations for the period from June 9, 2006 (inception)
 through September 30, 2006................................................. F-4

Statement of Changes in Shareholders' Equity for the period from
 June 9, 2006 (inception) through September 30, 2006........................ F-5

Statement of Cash Flows for the period from June 9, 2006 (inception)
 through September 30, 2006................................................. F-6

Notes to Financial Statements............................................... F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders:
La Cortez Enterprises, Inc.

We have audited the balance sheet of La Cortez Enterprises, Inc. (a development stage company) as of September 30, 2006, and the related statements of operations, changes in shareholders' equity and cash flows for the period from June 9, 2006 (inception) through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Cortez Enterprises, Inc. as of September 30, 2006, and the results of its operations and its cash flows for the period from June 9, 2006 (inception) through September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered operating losses since inception and has a limited operating history, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Cordovano and Honeck LLP
-----------------------------------
Cordovano and Honeck LLP
Englewood, Colorado
October 21, 2006

                           LA CORTEZ ENTERPRISES, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                               September 30, 2006


                                     ASSETS
Cash ...............................................................    $ 8,345
Deposit ............................................................        500
                                                                        -------

                                                                        $ 8,845
                                                                        =======

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accrued liabilities ..............................................    $ 3,600
  Indebtedness to related party (Note 2) ...........................      2,000
                                                                        -------
      Total liabilities ............................................      5,600
                                                                        -------

Shareholders' equity (Note 2):
  Common stock, no par value; 75,000,000 shares authorized,
   2,250,000 shares issued and outstanding .........................      2,250
  Additional paid-in capital .......................................      6,750
  Deficit accumulated during development stage .....................     (5,755)
                                                                        -------
      Total shareholder's equity ...................................      3,245
                                                                        -------

      Total liabilities and shareholder's equity ...................    $ 8,845
                                                                        =======


                 See accompanying notes to financial statements

                          LA CORTEZ ENTERPRISES, INC.
                         (A Development Stage Company)
                            Statement of Operations

     For the Period From June 9, 2006 (Inception) Through September 30, 2006


Operating expenses:
  Professional fees ...........................................     $     5,075
  Rent ........................................................             600
  Other .......................................................              80
                                                                    -----------
      Total operating expenses ................................           5,755
                                                                    -----------

      Loss before income taxes ................................          (5,755)

Income tax provision (Note 3) .................................              --
                                                                    -----------

      Net loss ................................................     $    (5,755)
                                                                    ===========

Basic and diluted loss per share ..............................     $     (0.00)
                                                                    ===========

Basic and diluted weighted average
 common shares outstanding ....................................       2,250,000
                                                                    ===========


                 See accompanying notes to financial statements

                          LA CORTEZ ENTERPRISES, INC.
                         (A Development Stage Company)
                  Statement of Changes in Shareholders' Equity

                                                                                              Deficit
                                                                                            Accumulated
                                                          Common Stock         Additional     During
                                                       -------------------      Paid-in     Development
                                                       Shares       Amount      Capital        Stage       Total
                                                       ------       ------      -------        -----       -----
Balance at June 9, 2006 (inception) ..............          --      $   --      $   --        $    --     $    --

July 2006, common stock sold to president/
    sole director at $.004 per share (Note 2).....   2,250,000       2,250       6,750             --       9,000
Net loss, period ended September 30, 2006 ........          --          --          --         (5,755)     (5,755)
                                                     ---------      ------      ------        -------     -------

Balance at September 30, 2006 ....................   2,250,000      $2,250      $6,750        $(5,755)    $ 3,245
                                                     =========      ======      ======        =======     =======

                 See accompanying notes to financial statements

                          LA CORTEZ ENTERPRISES, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows

     For the Period From June 9, 2006 (Inception) Through September 30, 2006


Cash flows from operating activities:
  Net loss .......................................................     $ (5,755)
  Adjustments to reconcile net loss to net cash
   used by operating activities:
     Changes in operating assets and liabilities:
     Increase in deposits ........................................         (500)
     Accrued liabilities .........................................        3,600
                                                                       --------
        Net cash used in operating activities ....................       (2,655)
                                                                       --------
Cash flows from financing activities:
  Proceeds from common stock sales (Note 2) ......................        9,000
  Proceeds from officer's advance (Note 2) .......................        2,000
                                                                       --------
        Net cash provided by financing activities ................       11,000
                                                                       --------

        Net change in cash .......................................        8,345

Cash, beginning of period ........................................           --
                                                                       --------

Cash, end of period ..............................................     $  8,345
                                                                       ========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Income taxes .................................................     $     --
                                                                       ========
    Interest .....................................................     $     --
                                                                       ========

                 See accompanying notes to financial statements

                           LA CORTEZ ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(1) ORGANIZATION, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BASIS OF PRESENTATION

     La Cortez Enterprises, Inc. (the "Company") was incorporated on June 9, 2006 in the State of Nevada. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No.
     7. The Company intends to create, market and sell gourmet chocolates to wholesalers and retail customers at its own planned retail shops. The Company intends to raise capital for its business plan through the issuance of equity financing; however, the Company currently has very limited resources with which to implement this business plan.

     DEVELOPMENT STAGE

     The Company is in the development stage in accordance with SFAS No. 7 "Accounting and Reporting by Development Stage Enterprises". As of September 30, 2006, the Company has devoted substantially all of its efforts to organizational and financial planning. The Company has raised $9,000 through its sole officer and director's purchase of the Company's common stock. In addition, the sole officer and director agreed to loan the Company $2,000.

     GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage enterprise with losses since inception and a limited operating history. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to seek additional funding through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

     USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at September 30, 2006.

                           LA CORTEZ ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


     INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

     ORGANIZATION COSTS

     Costs related to the organization of the Company have been expensed as incurred.

     LOSS PER COMMON SHARE

     The Company reports net loss per share using a dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At September 30, 2006, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

     FISCAL YEAR-END

     The Company's year-end is December 31.

     NEW ACCOUNTING PRONOUNCEMENTS

     In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes," and supersedes FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements - an amendment of APB Opinion No. 28." SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

     In December 2004, the FASB issued SFAS 153, "Exchanges of Non-Monetary Assets," an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary

                           LA CORTEZ ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


     exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

(2)  RELATED PARTY TRANSACTIONS

     On July 28, 2006, the Company sold 2,250,000 shares of its $.001 par value common stock to its sole officer and director for $9,000, or $.004 per share.

     On July 28, 2006, the sole officer and director advanced $2,000 to the Company for working capital. The advance is included in the accompanying financial statements as "Indebtedness to related party".

(3)  INCOME TAXES

     A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

                                                               June 9, 2006
                                                                (Inception)
                                                                  Through
                                                             September 30, 2006
                                                             ------------------
     U.S. statutory federal rate, graduated ...........            15.00%
     State income tax rate, net of federal ............             7.51%
     Net operating loss (NOL) for which
      no tax benefit is currently available ...........           -22.51%
                                                                   -----
                                                                    0.00%
                                                                   =====

     At September 30, 2006, deferred tax assets consisted of a net tax asset of $1,296, due to operating loss carryforwards of $5,755, which was fully allowed for, in the valuation allowance of $1,296. The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized. The change in the valuation allowance for the period ended September 30, 2006 totaled $1,296. The current tax benefit also totaled $1,296 for the period ended September 30, 2006. The net operating loss carryforward expires through the year 2026.

     The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

     Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                           LA CORTEZ ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(4)  COMMITMENT

     On September 15, 2006, the Company entered into a Commercial Property Lease. The lease commences on November 1, 2006 and continues on a month-to-month basis until cancelled by either party. The lease requires rental payments of $200 per month and a $500 deposit, which was paid during September 2006.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling La Cortez Enterprises, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below; all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    2
     Accounting fees and expenses                                    $2,200
     Legal fees                                                      $1,600
     Transfer Agent fees                                             $1,000
     Printing                                                        $  298
                                                                     ------
     Total                                                           $5,100
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 28, 2006, 2,250,000 shares of common stock were issued to Maria del la Luz, our officer and director. The shares were issued in exchange for $9,000, or $.004 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5         Legal Opinion
     Exhibit 10        Lease Agreement
     Exhibit 23.1      Consent of counsel (See Exhibit 5)
     Exhibit 23.2      Consent of independent auditor

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on November 3, 2006.

                                            La Cortez Enterprises, Inc.


                                               /s/ Maria de la Luz
                                               -------------------------------
                                            By Maria de la Luz
                                               (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Maria de la Luz                                             November 3, 2006
-------------------------------------                           ----------------
Maria de la Luz                                                       Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)